EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in Registration Statement Nos. 333-96957, 333-98319 and 333-103229 on Form S-8 of Plumas Bancorp of our reports, dated March 14, 2008, relating to our audits of the consolidated financial statements and internal control over financial reporting which appear in this Annual Report on Form 10-K of Plumas Bancorp for the year ended December 31, 2007.

/s/ PERRY-SMITH LLP
Sacramento, California
March 14, 2008